WARRANT RESOLUTION


         Whereas, Cardinal Airlines, Inc. (the "Company") is making a public offering of 2,000,000 Units, each Unit being comprised one (1) share of the Company's Common Stock, $.01 par value (the "Common Stock") and one (1) Common Stock Purchase Warrant (the "Warrant") to purchase one (1) share of Voting Common Stock at a purchase price of $11.00 if exercised within five years from the effective date of the Offering, and

         Whereas, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitations of rights, and immunities of the Company and the holders of the Warrants; and

         Whereas, the Company desires to make the Warrants, when executed on behalf of the Company, the valid, binding, and legal obligations of the Company.

         Now, therefore, it is hereby resolved as follows:

                                    ARTICLE 1
                              ISSUANCE OF WARRANTS

         Section 1.01. Issuance of Warrants. The Company shall, in accordance with applicable state and federal securities laws, issue and sell one (1) Warrant for each Unit sold in accordance with the Company's Registration Statement filed on Form S-1 (2,000,000 Warrants) evidencing the right of the holders thereof to subscribe to a share of Common Stock.

         Section 1.02. Execution and Delivery of Warrants. Each Warrant, whenever executed, shall be dated on the date the Unit is purchased (the "Warrant Date"), and shall be signed on behalf of the Company by the facsimile signature of the President. The Company may adopt and use the facsimile signature of any person who is President of the Company at the time such Warrant is executed, or of any person now or hereafter holding such office, notwithstanding the fact that at the time the Warrant was issued he or she had ceased to be such officer of the Company. Prior to the delivery of any Warrant, it shall be manually countersigned by the Warrant Agent (see Section 6.01). No Warrant shall be valid unless so countersigned.

                                    ARTICLE 2
                        DURATION AND EXERCISE OF WARRANTS

         Section 2.01. Duration of Warrants. The Warrants entitle the holder to purchase one (1) share of Voting Common Stock at a purchase price of $11.00 (the "Exercise Price") if exercised within five years of the effective date of the Offering. The Warrants will be detachable or separately transferable from the Common Stock immediately on purchase. Any Warrant not so exercised shall become void and all rights thereunder and under this Resolution shall cease.

         Section 2.02. Terms of Exercise. Each Warrant shall entitle the holder thereof to purchase the number of shares stated therein, as such shares are constituted on the date of purchase, at the subscription price ("Subscription Price") of $11.00 per share. The period during which the Warrants may be exercised may be extended by the Company's board of directors. The Company's Board of Directors may reduce the price at which the Warrants may be exercised.

         Section 2.03. Exercise of Warrants. A Warrant may be exercised by surrendering it, together with a subscription in the form annexed as Exhibit B, duly executed, accompanied by the tender of funds for the applicable
Subscription Price. Warrants may be surrendered only at the office of the Warrant Agent. The Warrants may be exercised from time to time and at any time (prior to termination as provided herein), in whole or in part. As soon as practicable after any Warrant has been so exercised, the Company shall issue and deliver to, or upon the order of, the holder of such Warrant, in such name or names as may be directed by him or her, a certificate or certificates for the number of full shares to which he or she is entitled. All Warrants so surrendered shall be canceled by the Company. Warrants may only be exercised in those states in which such exercise and the issuance of the shares shall not violate applicable securities laws. The Company shall not be required to issue shares if such exercise is prohibited by applicable state securities law.

     Section 2.04. Shares Issued upon Exercise of Warrants. All shares issued upon the exercise of Warrants shall be validly issued and outstanding.

         Section 2.05. Record Date of Shares. Each person in whose name any certificate or certificates for shares issued upon the exercise of Warrants shall be deemed to have become the holder of record of those shares on the date on which the Warrants were surrendered in connection with the subscription therefor and payment of the Subscription Price was tendered. No surrender of Warrants on any date when the transfer books of the Company are closed shall be effective until the next succeeding date on which the transfer books are opened. Each person holding any shares received upon exercise of Warrants shall be entitled to receive only dividends or distributions which are payable to holders of record on or after the date on which such person shall be deemed to have become the holder of record of such shares.

         Section 2.06. Call. Prior to the expiration of the Warrants, the Company may redeem the Warrants in whole but not in part, on not more than sixty
(60) but not less than thirty (30) days written notice, at a price of $.05 per Warrant, if the average closing bid price of the Common Stock for any 30 consecutive business days ending within 15 days of the date on which the notice of redemption is given exceeds $15.00 per share. The Warrants may be exercised any time prior to the expiration of the 30-day period. The Company may redeem the Warrants thirty (30) days following mailing of written notice to the Warrant holders of record ten days prior to the mailing of such notice demanding tender of the Warrants for purchase by the Company ("Notice of Call"). The Company's right to purchase the Warrants shall be void if the Warrant holder so notified then exercises the Warrant within thirty (30) calendar days following the date which the Notice of Call is mailed by U.S. Mail. Following purchase by the Company pursuant to this Section 2.06, the Warrants purchased shall become null and void. Warrants not tendered by Warrant holders within thirty (30) days following the date of mailing Notice of Call shall be null and void.

                                    ARTICLE 3
                              ADJUSTMENT IN SHARES

         Section 3.01. Adjustment in Shares. Wherever this agreement specifies a number of shares or a subscription price per share, the specified number of shares or the specified price shall be changed to reflect adjustments required by this Article. If, prior to the expiration or exercise of the Warrants, there shall be any change in the capital structure of the Company, the shares covered by the Warrants and the Subscription Price payable therefor shall be adjusted as provided in this Article 3. As long as any Warrants remain outstanding, shares to be issued upon the exercise of Warrants will be protected against dilution in the event of one or more stock splits, readjustments or reclassifications.

         Section 3.02. Split. If an increase has been effected in the number of outstanding shares of the Common Stock of the Company by reason of a split of such shares, the number of shares which may thereafter be purchased shall be increased by the number of shares which could have been received by the registered holder on such split had he or she been the owner of record only of the number of shares which have been Warranted to him or her but not exercised at the effective date of the split. In such event, the price per share under the Warrants shall be proportionately reduced.

         Section 3.03. Reverse Stock Split. If a decrease has been effected in the number of outstanding shares of the Common Stock of the Company by reason of a reverse stock split, the number of shares which may thereafter be purchased shall be changed to the number of shares which would have been owned by the registered holder after said reverse stock split had he or she been the owner only of the number of shares which have been Warranted to him or her but not exercised at the effective date of the reverse stock split. In such event, the price per share shall be increased by multiplying the price by a factor equal to the number of shares outstanding immediately prior to the reverse stock split divided by the number of shares outstanding immediately after the reverse stock split, and before any issuance of new shares or redemption and/or cancellation of outstanding shares.

         Section 3.04. Stock Dividends. If a stock dividend is declared on the common stock (the "Common Stock") of the Company, there shall be added to the shares underlying the Warrants the number of shares ("total additional shares") which would have been issuable to the registered holder had he or she been the owner of record of the number of shares which have been Warranted to him or her but not exercised at the stock dividend record date. Such additional shares resulting from such stock dividend shall be delivered without additional cost, upon the exercise of each Warrant.

         Section 3.05. Reorganizations and Reclassifications. If there is any capital reorganization or reclassification of the Common Stock of the Company, adequate provision shall be made by the Company so that there shall remain and be substituted under this agreement, the shares which would have been issuable or payable in respect of or in exchange for the shares then remaining under the Warrants and not theretofore purchased and issued hereunder, as if the registered holder had been the owner of such shares on the applicable record date. Any shares so substituted under this Resolution shall be subject to adjustment as provided in this Section in the same manner and to the same effect as the shares covered by this Resolution.

         Section 3.06. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of Warrants, nor shall the Company be required to pay to the registered holders of any Warrant the cash value of, or any other consideration for, any fractional interest.

         Section 3.07. Dividends. No registered holder of any Warrant shall, upon the exercise thereof, be entitled to any dividends or distributions of any type that may have accrued with respect to the Common Stock of the Company prior to the date of his or her becoming the registered owner thereof other than as specifically provided in this Article 3.

         Section 3.08. Notice of Adjustments in Shares. Whenever the number of shares issuable upon exercise of any Warrant is adjusted pursuant to this Article, the Company shall promptly file with the Transfer Agent for the Common Stock and with the Warrant Agent a certificate executed by the Treasurer of the Company setting forth in reasonable detail the facts requiring the change and the nature thereof and specifying the effective date of such change. The Company shall also mail to each registered holder of Warrants at the address registered with the Company a notice setting forth each adjustment as made. Failure to file such statement or to publish such notice, or any defect in such statement or notice, shall not affect the legality or validity of the change or adjustment as made.

         Section 3.09. Liquidation of the Company. In the event of liquidation, dissolution, or winding up of the Company, a notice thereof shall be filed by the Company with the Transfer Agent for the shares and with the Warrant Agent, at least 30 days before the record date (which date shall be specified in such notice) for determining holders of the shares entitled to receive any distribution upon such liquidation, dissolution, or winding up. Such notice shall also specify the date on which the right to exercise Warrants shall expire, as provided in Section 2.01. A copy of such notice shall be mailed to each holder of Warrants at the address registered with the Company not more than 30 days nor less than 20 days before such record date. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the liquidation, dissolution, or winding up, or of any distribution in connection therewith.

         Section 3.10. Consolidation of Company. In case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of the class or classes of shares issuable upon exercise of the Warrants), or in case of any sale or transfer to another corporation of the assets of the Company as an entirety or substantially as an entirety, the holders of each Warrant then outstanding shall have the right to exercise such Warrants only for a period of twenty (20) days following mailing of written notice to Warrant holders of record determined as of a date ten (10) days prior to such notice. Said notice shall advise Warrant holders that such merger or consolidation has been approved by the directors and shareholders of the Company and that the Warrants will expire in a period of twenty (20) days from the date of such notice; thereafter such Warrants shall be null and void.

         Section 3.11. Form of Warrant. The form of Warrant need not be changed because of any change in the shares pursuant to this Article. However, the Company may at any time in its sole discretion (which shall be conclusive) change the form of Warrant, provided such change in form does not affect the substance thereof except as permitted herein; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

                                    ARTICLE 4
                       TRANSFER AND OWNERSHIP OF WARRANTS

     Section 4.01. Negotiability and Ownership. Warrants issued hereunder shall be transferable of record only by the Warrant Agent.

         Section 4.02. Exchange of Warrant Certificates. On and after the Warrant Date and so long as the Warrants may be exercised in accordance with this Resolution, one or more Warrant Certificates may be surrendered at the office of the Warrant Agent hereinafter referred to for exchange, and, upon cancellation thereof, one or more new Warrant Certificates shall be issued as requested by the registered holder of the canceled Warrant Certificate or Certificates, for the same aggregate number of Warrants as were evidenced by the Warrant Certificate or Certificates so canceled. The Company shall give notice to the registered holders of the Warrants of any change in the address of, or in the designation of, its Warrant Agent.

                                    ARTICLE 5
                  Other Provisions Relating to Warrant holders


         Section 5.01. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, such number of shares thereof as shall from time to time be sufficient to permit the exercise of all outstanding Warrants and the issuance of shares as hereinabove provided, and, if at any time the number of authorized but unissued shares shall not be sufficient for such purposes, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purpose. The Warrants, and the shares issuable upon the exercise thereof, are being registered under the Securities Act of 1933, as amended, so as to permit the public offering and sale of Warrants and shares in compliance with such Act. The Company will take all action necessary to keep such registration current and effective for such period after the issuance of the Warrants so as to permit a public offering and sale of the Warrants and shares by the registered owners thereof, through the facilities of the over-the-counter market.

     Section 5.02. No Rights as Stockholder Conferred. The Warrants shall not entitle the registered holders thereof to any of the rights of a stockholder of the Company.

         Section 5.03. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate becomes lost, stolen, mutilated, or destroyed, the Company may, on such terms as to indemnify or otherwise as it may in its discretion impose, issue a new Warrant Certificate of like denomination, tenor, and date as the Warrant Certificate so lost, stolen, mutilated, or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company.

         Section 5.04. Enforcement of Warrant Rights. All rights of action are vested in the respective registered holders of the Warrants; and any registered holder of any Warrant may only in his or her own behalf and only for his or her own benefit enforce, and may institute and maintain any suit, action, or proceeding against the Company suitable to enforce, or otherwise in respect of, his or her right to exercise his or her Warrant for the purchase of shares in the manner provided in the Warrant in this Resolution.

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

     Section 6.01. Warrant Agent. The Warrant Agent shall be First Union National Bank, 1525 West W.T. Harris Boulevard, Charlotte, N.C. 28288-1153, or such other Warrant agent as the Company shall appoint from time to time. The terms of agreement with the Warrant Agent will at any and all times be in conformity with this Resolution.

     Section 6.02. Applicable Law. The validity, interpretation, and performance of this Resolution and of the Warrants shall be governed by the laws of the State of Delaware.

     Section  6.03.   Examination  of  Resolution.   Certified  copies  of  this
Resolution shall be available at all reasonable times at the office of the Warrant Agent and at the office of the Transfer Agent for the shares, for examination by the holder of any Warrant. Any such holder may be required to submit his or her Warrant for inspection before being entitled to make such examination.

                                    ARTICLE 7
                                 EFFECTIVE DATE

     Section 7.01. Date. This Warrant Resolution shall be effective January 11, 1999.



                            CERTIFICATE OF SECRETARY

         I, the undersigned, hereby certify that the foregoing is a true copy of the Warrant Resolution adopted by the Board of Directors of Cardinal Airlines, Inc. at a meeting of the said Board held on January 11, 1999, and entered upon the regular minute book of the said corporation, and now in full force and effect, and that the Board of directors of the corporation has, and at the time of the adoption of the said resolutions had, full power and lawful authority to adopt the said resolutions and to confer the powers thereby ranted to the officers therein named, who have full power and lawful authority to exercise the same.
                                                        /S/
                                            ----------------------------
                                            Secretary

[Corporate Seal]